Exhibit 10.15

AMENDMENT TO LICENSE AGREEMENT

This amendment, dated 22 March 2011, is by and between Cytopherx, Inc. (“LICENSEE”) and the Regents of the University of Michigan (“MICHIGAN”).

WHEREAS, Nephrion, Inc., now doing business as Cytopherx, Inc. and MICHIGAN entered into a license agreement dated 16 October 2007(the “License Agreement”); and

WHEREAS, MICHIGAN and LICENSEE desire to modify certain provisions of the License Agreement as provided herein.

NOW THEREFORE, MICHIGAN and LICENSEE hereby agree as follows:

1. Existing Paragraph 1.6 shall be deleted in its entirety and replaced with the following:

1.6 “PATENT RIGHTS” means MICHIGAN’s legal rights under the patent laws of the United States or relevant foreign countries for all of the following:

(a) the following United States and foreign patent application(s),

COUNTRY/REGION	APPLICATION NO.
United States	60/969,394
United States	12/201,576
United States	12/827,594
United States	12/827,601
United States	12/827,606
United States	12/827,609
Patent Cooperation Treaty	PCT/US08/74804
Australia	2008293431
Brazil	PI0816165-8
Canada	2,697,681
China	200880113549.4
Europe	08828222.3
Hong Kong	10109152.3
India	1411/DELNP/2010
Israel	204175
Japan	2010-523158
Korea	10-2010-7006729
Mexico	MX/a/2010/002351
New Zealand	583591

; any and all United States and foreign patents issuing from said patent applications; any and all divisionals and continuations claiming priority to one or more of said patent applications; and continuations-in-part of said patent applications, but only continuations-in-part that claim priority to one or more of said patent applications and to the extent that claims are directed to subject matter specifically described in said patent applications:

(b) claims in all patent applications and of the resulting patents, which are directed to subject matter specifically described as of the Effective Date in the MICHIGAN Office of Technology Transfer file 3718; and

(c) any reissued and reexamined patents, and extensions (including supplementary protection certificates or equivalents thereof), of the patents described in (a) and (b) above.

2. The Parties agree that LICENSEE has met milestones #1 and #2 in Paragraph 5.2 and wish to amend the remaining milestone as follows:

3) File PMA Application by Q4, 2014

3. MICHIGAN’S address in Article 13 shall be revised as follows:

to MICHIGAN:

The University of Michigan

Office of Technology Transfer

1600 Huron Parkway, 2nd Floor

Ann Arbor, MI 48109-2590

Attn: UM File #3718

4. Except as specifically modified and amended above, all other terms and conditions of the License Agreement remain unchanged and in effect and are hereby ratified and adopted as though fully set forth herein.

IN WITNESS WHEREOF, the parties have entered into this Amendment to the Amended Agreement as of the date and year first above-written.

CYTOPHERX, INC.		THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By:	/s/ Mark R. Morsfield	By:	/s/ Kenneth J. Nisbet
Title:	Chief Financial Officer	Title:	Executive Director, UM Technology

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